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                                                                  EXHIBIT 10.17



              ACCOUNTS RECEIVABLE AND INVENTORY FINANCING AGREEMENT
                                      (MD)



THIS AGREEMENT (as from time to time amended, "THIS AGREEMENT") is dated as of March 18, 1999 and is by and between TRANSAMERICA COMMERCIAL FINANCE CORPORATION, a Delaware corporation with its office at 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192 ("TCFC"), and MARINEMAX, INC., A Delaware Corporation ("MARINEMAX"), and HARRISON'S BOAT CENTER, INC., a California corporation, HARRISON'S MARINE CENTERS OF ARIZONA, INC., an Arizona corporation, MARINEMAX OF LAS VEGAS, INC., a Delaware corporation and MARINEMAX TX, L.P.,(each individually a "DEALER" and collectively the "DEALERS").

RECITALS

A.       MarineMax and Dealers are related entities.

B. MarineMax desires to have one common credit facility for MarineMax and Dealers instead of separate credit facilities and MarineMax and Dealers have requested TCFC to extend such a common credit facility.

         The parties further agree as follows:

SECTION 1.        DEFINITIONS.

1.1 UCC DEFINED TERMS. "ACCOUNT DEBTOR," "EQUIPMENT," "FIXTURE," "GOODS," and "PROCEEDS" shall have the meanings assigned to such terms in Article 9, and "PERSONS" shall have the meaning assigned to such term in Article 1, of the Illinois Uniform Commercial Code (the "UCC") as of the date of this Agreement.

1.2 ACCOUNTING TERMS. Accounting terms used in this Agreement and not defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles.

1.3      OTHER DEFINED TERMS.

         (a) The following terms when used herein shall have the following meanings:

         "ACCOUNTS" - means accounts, receivables, and other rights to payment arising from the sale or lease of goods or provision of services in the ordinary course of business, including all amounts payable by, and rights and claims against, any manufacturer or Seller of Inventory, such as Supplier Benefits, Approved Return Credits, advertising rebates and warranty work.

         "AFFILIATE" - any Person (i) that directly or indirectly controls or is controlled by, or is under common control with any Dealer, (ii) that directly or beneficially owns 5% or more of the voting stock (or if any Dealer is not a corporation, the equity) of any Dealer, (iii) that is a director, partner, manager or officer (or Person holding an equivalent position) of any Dealer or any Person referred to in clause (i) or (ii) above, or (iv) any natural Person related to any Person referred to in clause (i), (ii) or (iii) above.

         "APPROVED RETURN CREDITS" - collectively, all of each Dealer's rights to credits for returns by such Dealer due from and approved by a Seller. . No such credits shall be Approved Return Credits if (i) subject to set-off or counterclaim; (ii) from a Seller TCFC no longer considers satisfactory for the purposes of Loans; or (iii) disputed

         "BUSINESS DAY" - a day (other than Saturday or Sunday) on which the Federal Reserve Bank of Chicago is open for business.

         "COLLATERAL" - collectively, the following property and interests in property of each Dealer, whether now or hereafter existing, owned, licensed, acquired or arising and wherever located: (i) Accounts, Equipment, Fixtures, Inventory, and Supplier Benefits; all accessions, accessories, returns, repossessions, substitutions, repairs and replacements; and all reserves, however created, of any Dealer in the possession or control of TCFC; (ii) all Proceeds and products of the foregoing; and (iii) all books and records relating to the same.

         "CREDIT LIMIT" - $48,000,000 in the aggregate.

         "EDI" - electronic data interchange including facsimile transmission.

         "INVENTORY" - Goods owned by or consigned by or to any Dealer which are held for sale or lease or furnished or to be furnished under any agreement for service, or which are raw materials, work in process or materials used or consumed in any Dealer's business, Goods which were Inventory and are returned Goods or Goods repossessed or stopped in transit by any Dealer, and all other Goods in the possession or under the control of any Dealer which are not Equipment.

         "LAWS" - all laws, ordinances, regulations, and rules of all federal, state, county, municipal, foreign and other governments, including, without limitation, any instrumentality, division, agency, body, or department thereof.

         "LIABILITIES" - collectively, all liabilities, obligations and indebtedness to TCFC or to any TCFC Affiliate of any and every kind and nature, whether heretofore, now or hereafter arising, due or payable and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations of performance) and whether arising or existing under written or oral agreement or agreement created by EDI or by operation of law including, without limitation, all liabilities, obligations and indebtedness of MarineMax and Dealers and each of them to TCFC under this Agreement and any Other Agreement.

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         "LIBOR" - for any calendar month shall equal the one month London
Interbank Offered Rates (LIBOR) as published in the Wall Street Journal on the first Business Day of such month.

         "LIEN" - any lien, security interest, claim or other encumbrance, whether arising by agreement or by operation of law.

         "LOANS" - Loans made by TCFC pursuant to this Agreement.

         "MATERIAL ADVERSE CHANGE" - a material adverse change in the condition (financial or otherwise), business, operations or prospects or in the Collateral of MarineMax and its Subsidiaries, taken as a whole..

         "OTHER AGREEMENTS" - Instruments, security agreements, mortgages, deeds of trust, guarantees, subordination agreements, powers of attorney, consents, assignments, notices, leases, financing statements and other written agreements, documents or EDI matter whether heretofore, now, or hereafter executed by or on behalf of MarineMax or any Dealer and delivered to TCFC, together with all agreements and documents referred to therein or herein or contemplated thereby or hereby.

         "PRICE PROTECTION PAYMENTS" - collectively, all of each Dealer's rights to any rebate or credit with respect to Inventory purchased by such Dealer from a Seller as a result of a reduction in the price of such Inventory after Dealer orders such Inventory.

         "SELLER" - any Person from whom any Dealer purchases or may purchase Inventory or who advises TCFC that it has sold or may sell Inventory to a Dealer.

         "SUBSIDIARY" - any corporate, limited liability company or partnership Affiliate in which MarineMax directly or indirectly owns more than 50% of the outstanding ownership interest having ordinary voting power.

         "SUPPLIER BENEFITS" - collectively, all of each Dealer's rights to any Price Protection Payments, rebates, discounts, credits, factory holdbacks, incentive payments and other amounts which at any time are due to such Dealer from a Seller or other supplier of Inventory.

         "TCFC AFFILIATE" - any Person that directly or indirectly controls, is controlled by, or is under common control with TCFC.

         (b) The following terms are defined in the following sections of this
Agreement:

                  Term                               Section           Term                      Section
                  ----                               -------           ----                      -------
                  "ERISA"                            6.6
                  "ACH Debit"                        2.6               "GAAP"                    6.1
                  "Approvals"                        2.1               "Indebtedness"            6.6

                  "Borrowing Base"                   2.4(a)            "Loan Account"            2.7
                  "Borrowing Base Certificate"       2.5(b)
                  "Capital Expenditures"             6.6               "Permitted Liens"         7.5
                  "Capital Leases"                   6.6               "Permitted Locations"     6.4
                  "Records"                          6.5
                  "Start Date"                       2.9(b)
                  "Default"                          9.1               "Subordinated Debt"       6.6
                  "Eligible Account"                 2.4(b)            "UCC"                     1.1
                  "Eligible Inventory"               2.4(c)

SECTION 2.        THE CREDIT.

2.1      INTENTIONALLY LEFT BLANK.

2.2 LOANS. Subject to the terms and conditions of this Agreement, TCFC may from time to time make Loans to MarineMax and Dealers ("LOANS"). MarineMax and each Dealer shall be jointly and severally liable with each other for the full and punctual payment and performance, when due, whether at maturity or earlier by reason of acceleration or otherwise, and at all times thereafter, of all Liabilities to TCFC, including without limitation, all obligations relating to any representations, warranties and covenants of MarineMax and each Dealer to TCFC and all other Liabilities of each other, whether before, during or after any bankruptcy, reorganization or arrangement, insolvency, receivership, dissolution or liquidation statute or other law of any jurisdiction (each, a Bankruptcy Proceeding") with respect to MarineMax or any Dealer, including without limitation any Liabilities arising under any guaranty agreements. All Loans shall constitute a single obligation.

2.3 LOAN LIMITS. The aggregate principal balance of Loans shall not exceed the lesser of the applicable Credit Limit or the Borrowing Base. If at any time the sum of the aggregate outstanding principal balance of Loans exceeds the lesser of the applicable Credit Limit or the Borrowing Base, MarineMax and Dealers shall, within ten (10) days of receipt of written notice thereof to MarineMax, (during which time TCFC shall not be obligated to make any additional Loans), unless TCFC otherwise consents, make such payments to TCFC as shall be necessary to eliminate such excess.

2.4      BORROWING BASE.

         (a) "BORROWING BASE" means the sum of the following: (i) up to 80% of the face amount (less maximum discounts, credits and allowances which might be taken by or granted to Account Debtors in connection therewith) of Eligible Accounts, (provided, however, that no more than 25% of the Credit Limit may be utilized for outstanding Loans based on Accounts); (ii) up to the percentage or dollar amount, if less, for each of the classes of Eligible Inventory (which shall be mutually exclusive) determined pursuant to Schedule 2.4(a), valued on the lower of cost (using the first-in, first-out method of inventory accounting) or market.

         (b) "ELIGIBLE ACCOUNT" means (i) Accounts due to MarineMax or a Dealer from a Seller or manufacturer who is a resident of the United States (a) which are not more than 30 days past due, and (b) with respect to which the Seller or manufacturer has executed a waiver of any right of offset;

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(ii) accounts due from retail account debtors who are residents of the United
States who have executed retail purchase contracts with a Dealer as payment for purchases of Inventory from MarineMax or a Dealer, which retail purchase contracts (a) were created less than 30 days previously, and (b) have not been financed by any other entity, or are not subject to a lien in favor of any other entity which is senior to TCFC's lien in such retail purchase contracts; and
(iii) Accounts due to a Dealer from retail finance providers who have purchased retail installment contracts from a Dealer but have not yet paid Dealer for such retail installment contracts, provided such Accounts are not due from such retail finance providers more than 30 days past the date of the underlying retail installment contract purchased which gives rise to the Account.

         (c) "ELIGIBLE INVENTORY" means Inventory which is not Ineligible Inventory. The following is Ineligible Inventory: (i) Inventory with respect to which TCFC does not have a first priority perfected security interest; (ii) Inventory which is not currently usable or saleable in the ordinary course of Dealers' business; (iii) Inventory to which Dealer does not have good title and all licenses and rights required for the sale thereof; and (iv) Inventory not located at a Permitted Location.

2.5 REQUESTS FOR LOANS; BORROWING BASE CERTIFICATES; OTHER INFORMATION; Appointment of Agents.

         (a) All Loans shall be requested by MarineMax in writing, by EDI or by telephone and if by telephone, shall be confirmed in writing prior to the Loan being made.

         (b) Dealers shall provide TCFC a certificate in form satisfactory to TCFC as to the Borrowing Base (the "BORROWING BASE CERTIFICATE") (i) by the 15th day of each month, current as of the prior month end, no later than 12:00 P.M. (Chicago, Illinois Time).

         (c) MarineMax shall provide TCFC with certified copies of resolutions of MarineMax's and each Dealer's Board of Directors and other documents requested by TCFC specifying the names of Persons authorized to sign Borrowing Base Certificates, on behalf of MarineMax and Dealers to make requests for Loans and to otherwise act for MarineMax and Dealers, and TCFC shall be entitled to rely upon such documentation until given notice in writing by MarineMax of any change. TCFC shall be entitled to act on instructions of any Person identifying him or herself as such an authorized Person by telephone, and Dealers shall be bound thereby whether or not such Person is actually so authorized. MarineMax and Dealers shall indemnify TCFC against any and all claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees) which may arise or be created by the acceptance of instructions for making or paying Loans by telephone.

         (d) Appointment of Agents. Each Dealer hereby irrevocably appoints MarineMax as its agent for receiving all notices (including without limitation Change Notices), statements, and other communications from TCFC and for all other matters in dealing with TCFC. Any notice, statement or other communication given to MarineMax by TCFC shall be deemed to have been given simultaneously to each Dealer. TCFC may deal with MarineMax as agent for all Dealers, and MarineMax is hereby granted an irrevocable power of attorney on behalf of each Dealer to bind each Dealer in connection with all matters relating to the Agreement. No notice, statement or other communication given to or agreement with MarineMax individually and as agent for the Dealers under this Agreement need specify that such notice, statement or other communication is given to, or such agreement is being made by MarineMax, in its individual capacity or in its capacity as agent for Dealers and MarineMax shall be deemed to be acting on its own behalf and as agent for all Dealers and each notice, statement or other communication shall be deemed to be given to and received by MarineMax individually and as agent for all Dealers, unless expressly proved to the contrary in writing at the time of such action or notice, statement or other communication.

2.6 DISBURSEMENT OF LOANS. TCFC, in its sole discretion, may make Loans in excess of the Borrowing Base or any applicable Credit Limit or any other limitation without waiving any right of TCFC to demand payments or refuse to make further Loans. Each Loan shall be sent by Federal Reserve wire transfer as directed by MarineMax in writing or by EDI or through acceptance of an Automated Clearing House debit by a bank (an "ACH DEBIT").

2.7 LOAN ACCOUNTS. TCFC shall maintain loan accounts ("LOAN ACCOUNTS") in its internal data control systems in which shall be recorded all Loans, payments, and other appropriate debits and credits, including, without limitation, all interest, fees, charges, and expenses. All entries in the Loan Accounts shall be made in accordance with TCFC's customary practices in effect from time to time and shall be presumed accurate.. MarineMax and Dealers shall pay TCFC the amount reflected as owing by them under the Loan Accounts and all other Liabilities to TCFC as such amounts become due or are demanded pursuant to the terms of this Agreement or any of the Other Agreements.

2.8      STATEMENTS.

         Subject to the section entitled "Savings Provisions", any statement with respect to any Liabilities sent to Marine Max by TCFC, shall be subject to subsequent adjustment by TCFC but shall be presumed accurate evidence of Liabilities and information covered thereby, unless TCFC shall have received written notice from MarineMax specifying any error within 30 days after the date of such statement.

2.9      INTEREST.

         (a) The outstanding principal balance of Loans and the other obligations hereunder shall bear interest before maturity on the average daily outstanding balance thereof, at a per annum rate equal to the from time to time LIBOR rate plus one and three quarters percent (1.75%) (the "PRE-DEFAULT RATE"). Interest will be calculated for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest will accrue from the date a Loan is made or other obligation is incurred. Interest accruing on Loans and other obligations hereunder prior to a Default shall be due and payable monthly in arrears for each month no later than the 15th day of the following month. Upon a Default and for so long as such Default continues, such interest rate shall accrue at a rate equal to 2% above the Pre-Default Rate (the "DEFAULT RATE") and shall be payable upon demand. TCFC may provide for the payment of any unpaid accrued interest by charging the Loan Accounts.

2.10 FEES AND CHARGES. Dealers shall pay TCFC fees and charges in such amounts and as set forth on Schedule 2.10. Interest, fees and charges not paid when due shall become part of the principal of Liabilities to TCFC as of the date they become due and shall bear interest at the Default Rate. TCFC may charge the Loan Accounts for any unpaid accrued interest, fees or charges.

2.11 REAFFIRMATION. Each request for a Loan made by MarineMax and each Borrowing Base Certificate, schedule or report furnished by MarineMax to TCFC shall constitute a representation and warranty by MarineMax to TCFC that all of the representations and warranties in this Agreement are true and correct on the date of such Loan, Borrowing Base Certificate, schedule or report to the same extent as if then made, unless MarineMax has given TCFC written notice to the contrary prior thereto.

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2.12 PAYMENTS AND COLLECTIONS. All payments hereunder shall be made, without setoff or counterclaim, to TCFC prior to 12:00 Noon, Chicago time, on the date due at its office in immediately available funds at Hoffman Estates, Illinois or at such other place as may be designated by TCFC to MarineMax in writing or by EDI. Any payments received after such time shall be deemed received on the next Business Day. Whenever any payment shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest, fees and charges. Notwithstanding anything to the contrary herein, all items of payment for purposes of (i) determining the occurrence of a Default shall be deemed received upon actual receipt by TCFC at its bank the First National Bank of Chicago or such other bank as TCFC may use as its depository bank unless subsequently dishonored for any reason; (ii) calculating the Borrowing Base if received before noon Chicago time shall be applied by TCFC on the Business Day received , and if received after noon shall be applied by TCFC against the principal of and/or interest on any Loans on the first Business Day after receipt by TCFC at its bank the First National Bank of Chicago or such other bank as TCFC may use as its depository bank; and (iii) calculating interest shall be deemed to have been applied by TCFC against the principal of and/or interest on any Loan on the first Business Day after actual receipt by TCFC, whether by check, wire transfer, ACH Debit or any other form of payment whatsoever.

2.13 FORBEARANCE. TCFC may, in its sole discretion, at any time and from time to time, forbear from enforcing any or all of the restrictions imposed in Section 2, but no such forbearance shall impair TCFC's right under this Agreement to require payment of the Loans and/or to refrain from making any Loan.

SECTION 3.  COLLATERAL

3.1 GRANT OF SECURITY INTEREST. Each Dealer hereby grants to TCFC a continuing security interest in all of the Collateral of such Dealer as security for the payment and performance of all Liabilities to TCFC (including without limitation all liabilities of MarineMax and each other Dealer) presently existing or hereafter arising or created and whether arising directly or by assignment. Such security interest shall continue in all Collateral notwithstanding any payment for Liabilities to TCFC, in part or whole. Any lien granted to TCFC in any Collateral by any Dealer shall continue in such Collateral and the proceeds thereof upon a sale, exchange, consignment or other transfer or disposition of such Collateral to MarineMax or any other Dealer, and no purchase of Collateral by MarineMax from any Dealer or any purchase of any Collateral from any other Dealer shall be deemed, as to TCFC, to be in the ordinary course of business, and any contrary provision of Section 9-306 or 9-307 of the UCC or any similar provisions of any other applicable law are hereby expressly waived by Dealer in favor of TCFC. With respect to any Collateral purchased by or transferred to MarineMax from any Dealer MarineMax shall take or purchase any such Collateral subject to the liens of TCFC in such Collateral, provided however, that TCFC's lien and security interest shall be extinguished in Accounts due to a Dealer from a manufacturer or Seller which are transferred or sold by a Dealer to an Affiliate of such Dealer, except for such Accounts which are part of the Borrowing Base in which case they shall remain subject to TCFC's lien in such Accounts. TCFC's lien and security interest in Accounts consisting of retail installment contracts shall automatically be extinguished upon the purchase of such retail installment contracts by retail finance providers, but such lien and security interest shall continue in the proceeds of any such Accounts.

3.2 SCHEDULES OF ACCOUNTS. Contemporaneously with the delivery of each Borrowing Base Certificate, MarineMax shall deliver to TCFC, in form reasonably acceptable to TCFC, schedules of Accounts. In addition, along with each such schedule of Accounts MarineMax shall deliver reports to TCFC which shall include current addresses and telephone numbers of Account Debtors. MarineMax's failure to execute and deliver the same shall not affect or limit TCFC's security interest in Accounts. MarineMax shall also furnish TCFC an aged Accounts trial balance along with the Borrowing Base Certificate . TCFC from time to time in its name or the name of a nominee may contact Account Debtors with respect to Accounts included in the Borrowing Base to verify the validity, amount and any other matters relating to Accounts. Upon Default, MarineMax and Dealers shall deliver to TCFC the originals of all Instruments, Chattel Paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, immediately upon receipt thereof and in the same form as received, with all necessary endorsements to enable TCFC to enforce the same.

3.3 DISPUTES. MarineMax and Dealers shall notify TCFC of all material disputes and claims with respect to Accounts. After a Default has occurred, TCFC shall have the right, in its reasonable discretion, to settle, accept reduced amounts and adjust disputes and claims directly with, and give releases on behalf of any Dealer to, Account Debtors for cash, credit or otherwise, upon terms which TCFC, in its reasonable discretion, considers advisable. In such case, TCFC will credit the Loan Accounts with only the net amounts of cash received by TCFC in payment of Accounts, less all costs and expenses (including reasonable attorneys' fees) incurred by TCFC in connection with the settlement or adjustment of such disputes and claims and the collection of such Accounts.

3.4 ACCOUNT WARRANTIES. Each Dealer represents and warrants to TCFC with respect to each of its Accounts listed in any schedule of Accounts that: (i) such Account is owned free and clear of any Liens other than Permitted Liens; (ii) all statements made and all unpaid balances appearing in all documents evidencing such Account are true and correct and all such documents and all of such Dealer's books and records are genuine and in all respects what they purport to be, and all signatories and endorsers have full capacity to contract;
(iii) all signatures and endorsements on all documents, Instruments and agreements relating to such Account are genuine, and all such documents, Instruments and agreements are legal, valid and binding obligations of such Dealer (and to the best of such Dealer's knowledge, of the other parties thereto), legally enforceable in accordance with their terms; (iv) MarineMax or such Dealer has not, sold, assigned, pledged, encumbered, forgiven (completely or partially), settled for less than payment in full, or transferred or disposed of such Account or any other Account, or agreed to do any of the foregoing, except for the settlement of Accounts in good faith, in the ordinary course of business; and (v) any such Account, satisfies the definition of "Eligible Account."

3.5      INTENTIONALLY LEFT BLANK.

3.6 INVENTORY WARRANTIES. Each Dealer represents and warrants to TCFC with respect to each item of Inventory listed in any schedule of Inventory that such item is owned by such Dealer free and clear of any Liens other than Permitted Liens; and if Dealers want TCFC to consider it "Eligible Inventory" of a specified class, satisfies the definition of Eligible Inventory and the requirements of such class.


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3.7      INTENTIONALLY LEFT BLANK.

3.8 INVENTORY SYSTEM. MarineMax and Dealers shall maintain a perpetual inventory system, keeping accurate records itemizing and describing the kind, type, age, , quantity and cost of Eligible Inventory and withdrawals and additions. Such records shall be available for inspection during MarineMax and each Dealer's usual business hours by TCFC upon reasonable notice or immediately if Dealer is in Default.

3.9 REPORTS. MarineMax and Dealers shall furnish TCFC the reports required by
Schedule 3.9 and such other reports as TCFC from time to time may reasonably request regarding MarineMax and Dealers and the Collateral, all in form reasonably satisfactory to TCFC. All reports furnished TCFC shall be complete and accurate in all respects at the time furnished.

3.10 NOTICE TO ACCOUNT DEBTORS. Upon request by TCFC, MarineMax and each Dealer shall make entries on its books and records in form reasonably satisfactory to TCFC disclosing TCFC's security interest in Accounts and shall keep a separate account on its books of all collections received thereon. In the event of Default, (a) MarineMax and each Dealer shall, in such form and at such times as TCFC shall reasonably request, give notice to Account Debtors whose Accounts are included in the Borrowing Base of TCFC's security interest in such Accounts, and
(b) TCFC may itself give such notice at any time and from time to time in TCFC's or in MarineMax's or such Dealer's name requiring such Account Debtors (whose Accounts are included in the Borrowing Base) to pay the Accounts directly to TCFC.

3.11 ADDITIONAL DOCUMENTS. MarineMax and each Dealer shall, on request by TCFC, do all things and execute all financing statements, continuation and amendments of financing statements, security agreements, assignments, affidavits, reports, notices, schedules of Accounts and other agreements and documents, in form and substance reasonably satisfactory to TCFC, as TCFC may reasonably deem necessary in order to perfect and maintain a first-priority security interest in each Dealer's Collateral, or to otherwise protect and preserve the Collateral and such security interest, to enforce such security interest and to consummate the transactions contemplated under this Agreement.

SECTION 4. CONDITIONS PRECEDENT. The following are conditions to TCFC's making of Loans :

4.1 DOCUMENTS. MarineMax and each Dealer shall have executed and delivered, or caused to be executed and delivered, to TCFC in form and substance reasonably satisfactory to TCFC, financial statements, certificates of insurance, loss payee endorsements, certified resolutions and other certificates, financing statements, debt subordinations, Instruments, consents, landlord waivers, legal opinions, security agreements and other agreements and documents as TCFC shall reasonably specify.

4.2 NO DEFAULTS. All of each and every of MarineMax's and each Dealer's representations and warranties to TCFC, in this Agreement and otherwise, are true and correct in all material respects. Neither MarineMax nor any Dealer shall have materially breached any of its covenants or agreements with TCFC; and no Default shall have occurred.

4.3 SECURITY INTEREST. TCFC shall have a first-priority perfected security interest in the Collateral of each Dealer subject only to Permitted Liens.

4.4 NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred, and no litigation, arbitration or governmental proceeding shall be pending or threatened which may result in a Material Adverse Change.

SECTION 5. REPRESENTATIONS AND WARRANTIES. MarineMax and each Dealer represents and warrants that as of the date of this Agreement and for as long as any Liabilities to TCFC are outstanding, (and for so long as this Agreement shall continue in effect, whether or not any Liabilities to TCFC are outstanding) each of the following representations and warranties now is and hereafter will continue to be true and correct in all material respects:

5.1 EXISTENCE AND POWER. MarineMax and each Dealer is and will continue to be, a corporation duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed in all jurisdictions in which the nature of its business, or the ownership or leasing of its property, make such qualification or licensing necessary; has and will continue to have all requisite power and authority to carry on its business as it is now, or may hereafter be, conducted, and will continue in, and limit its operations to, the same general line of business it presently conducts.

5.2 AUTHORITY. The execution, delivery and performance by MarineMax and each Dealer of this Agreement and the Other Agreements have been duly authorized by its Board of Directors and if necessary, shareholders; do not and will not require any governmental consent, registration or approval; and do not and will not violate any Law, or any provision of, nor be grounds for acceleration under, MarineMax's or such Dealer's articles or certificate of incorporation or bylaws or any material agreement, indenture, note or instrument which is binding upon such Dealer or any of MarineMax's or such Dealer's property.

5.3 NAMES, TRADE STYLES AND PRODUCT LINES. MarineMax and each Dealer's name as set forth in this Agreement is its correct corporate name. Each Dealer shall provide TCFC with 30 days advance written notice before changing its name or doing business under any other name, or before adding any new product line to any Dealer's Inventory. Schedule 5.3 lists each prior name of MarineMax and each Dealer and each fictitious name, trade name and trade style by which MarineMax and each Dealer has been or is now known, or has transacted or now transacts business.

5.4 COMPLIANCE WITH LAWS. MarineMax and each Dealer has complied and will comply with all provisions of applicable Laws if the failure to comply would result in a Material Adverse Change or in a material impairment of MarineMax's or each Dealer's ability or right to carry on its business in substantially the same manner as now conducted.

5.5 LITIGATION AND CONTINGENT OBLIGATIONS. Except as heretofore disclosed to TCFC in writing and except for claims fully covered by insurance as to which the insurer has admitted coverage in writing, no claim, litigation (including, without limitation, derivative action), arbitration, governmental investigation, proceeding or inquiry is pending or, to the best of MarineMax's knowledge, threatened against MarineMax or any Dealer which (i) would, if adversely determined, result in a Material Adverse Change or the ability of MarineMax to perform its obligations in connection with this Agreement and the Other Agreements, or (ii) relates to any of the transactions contemplated thereby, and there is no basis known to MarineMax or any Dealer for any of the foregoing. Other than any liability incident to such claims, litigation, proceedings or inquiries, there are no material contingent obligations not provided for or referred to in financial statements heretofore furnished to TCFC.

5.6 OTHER AGREEMENTS. MarineMax and each Dealer is not in material default under any material agreement to which it is a party or by which it is bound and does not know of any dispute regarding any agreement which, if determined adversely, could result in a Material Adverse Change.

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
5.7 ASSETS. MarineMax and each Dealer possesses all assets, licenses, patents, copyrights, service marks, trademarks, trade names, government approvals and other authorizations and rights necessary for MarineMax and such Dealer to continue to conduct its business as heretofore conducted by it.

5.8 TAXES. MarineMax and each Dealer has filed all tax reports and returns required by applicable Laws except for extensions duly obtained. MarineMax and each Dealer has either duly paid all taxes, duties and charges indicated due on the basis of such reports and returns or has made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes, duties or charges in excess of those paid and reported is not reasonably expected.

5.9 NO CHANGE IN BUSINESS. Since the most recent financial statements furnished by MarineMax to TCFC, there has been no Material Adverse Change.

5.10 COMPLETE DISCLOSURE. There is no fact which MarineMax has not disclosed to TCFC which could result in a Material Adverse Change or which is necessary to disclose in order to keep the foregoing representations and warranties from being misleading in any material respect.

SECTION 6. AFFIRMATIVE COVENANTS. Unless TCFC otherwise consents in writing, MarineMax and each Dealer, as applicable, shall comply with the agreements in this Section 6.

6.1 BOOKS AND RECORDS. MarineMax shall at all times maintain complete and accurate books and records comprising a standard, modern accounting system in accordance with United States generally accepted accounting principles ("GAAP") which accurately record and reflect on a consolidated basis, MarineMax's income, expenses, liabilities, operations, accounts, and ownership and location of the Collateral, including, without limitation, adequate reserves (including without limitation, for bad debts, depreciation and taxes) in accordance with GAAP. All such books and records and all documents relating to any of the Collateral are and will continue to be genuine and in all material respects what they purport to be.

6.2 INSURANCE. MarineMax and each Dealer shall, at all times, and for such periods of time as TCFC may require, insure all insurable Collateral, with financially sound and reputable insurers acceptable to TCFC, with extended coverage against loss or damage by theft, embezzlement, fire, explosion, flood, sprinkler, and other insurable events and risks that are customarily insured against by similarly situated Persons in similar businesses, to the extent of the replacement value thereof. All insurance policies covering Collateral shall name TCFC as lender loss payee, and provide that proceeds payable thereunder shall be payable directly to TCFC as its interest may appear, and that no act or default of MarineMax or such Dealer or any other Person shall affect the right of TCFC to recover thereunder. Upon receipt of the proceeds of any such insurance, TCFC may apply such proceeds to the Loans, and then to other Liabilities to TCFC. MarineMax and each Dealer shall maintain public liability and third party property damage insurance in such amounts and with such deductibles as are reasonably acceptable to TCFC. MarineMax shall provide TCFC with the original or a certificate of each policy of insurance which shall contain a provision requiring the insurer to give not less than 30 (10 in the case of non-payment of premiums) days advance written notice to TCFC in the event of cancellation or termination for any reason.

6.3 FINANCIAL STATEMENTS. All financial statements of MarineMax now or hereafter delivered to TCFC have been, and shall be, prepared in conformity with GAAP consistently applied, and now and hereafter will completely and accurately reflect the financial condition and results of MarineMax and its operations at the times and for the periods therein stated. MarineMax shall deliver to TCFC
(i) quarterly, unaudited financial statements, within 45 days after the end of the fiscal quarter to which they pertain; and (ii) annual audited financial statements for each fiscal year, accompanied by a certificate of an independent certified public accounting firm selected by MarineMax and reasonably acceptable to TCFC, in scope and substance acceptable to TCFC, within 120 days after the end of the fiscal year to which they pertain.

6.4 LOCATIONS OF COLLATERAL AND BUSINESSES. MarineMax's and each Dealer's record respecting Accounts and chief executive office and principal place of business are and shall continue to be located at its address set forth on its signature page hereto; and the only other locations at which any Collateral is located are referred to or listed on each Dealer's signature page under the heading "Business and Warehouse locations" (together with additional "Permitted Locations") . "PERMITTED LOCATIONS" shall mean business and warehouse locations in the United States as set forth in Schedule 6.4, and boat shows and other short term selling locations. The books and records of MarineMax and each Dealer are and shall continue to be located at its principal place of business. Neither MarineMax nor any Dealer shall make any change in the location of Collateral or of its principal place of business, chief executive office, books and records, without 30 days prior written notice to TCFC.

6.5 ACCESS TO COLLATERAL AND RECORDS. TCFC, and any person designated by TCFC, shall have reasonable access to, and the right without hindrance or delay to inspect, audit, examine and test the Collateral, wherever located, and to inspect, audit, check, copy and make extracts from MarineMax's and each Dealer's books, records and accounts ("RECORDS") including, but not limited to, printouts, computer runs or discs, minute books, journals, ledgers, work papers, financial statements, orders, receipts, correspondence and other data relating to MarineMax's or such Dealer's business or to any transactions of MarineMax or such Dealer, no matter how or where such Records may be maintained, generated or stored. For such purposes, TCFC and its agents at no charge may enter into and remain upon MarineMax's or a Dealer's premises as often and for so long as reasonably necessary. To the extent reasonably necessary, TCFC and its agents may use all computers and other equipment and devices which MarineMax or such Dealer owns, leases or otherwise has available; provided that TCFC shall not have any such rights with respect to proprietary information of third parties, nor, unless a Default has occurred, the right to make copies of MarineMax's or such Dealer's proprietary computer programs. After the occurrence of a Default, TCFC shall have the right to possession of the Records, and access to the computer systems and programs relating to the Collateral for so long as reasonably necessary to make full use thereof in aid of TCFC's rights under this Agreement. MarineMax and each Dealer shall permit TCFC to discuss MarineMax or such Dealer's condition (financial or otherwise), business, operations and prospects with employees and accountants of MarineMax. .

6.6 FINANCIAL COVENANTS. So long as any Liabilities to TCFC remain outstanding and (even if no Liabilities to TCFC are outstanding) so long as this Agreement remains in effect, MarineMax (on a financial basis taken together with its Subsidiaries on a consolidated basis) shall comply with the financial covenants in Schedule 6.6. As used in this Agreement, the following terms shall have the following meanings:

         "TANGIBLE NET WORTH" as of any date shall mean the sum of MarineMax and its Subsidiaries on a consolidated basis (a) net worth as reflected on its last twelve-month fiscal financial statements, (b) net earnings since the end of such fiscal year, both after provision for taxes and with inventory determined on a first in, first out basis and (c) Subordinated Debt, less the sum of MarineMax and its Subsidiaries on a consolidated basis (i) intangible assets, including, without limitation, , goodwill, franchises, licenses, patents, tradenames, copyrights, service marks, brand names, and covenants not to compete; ; (ii) franchise fees; (iii) notes, Accounts and other amounts owed to it by any guarantor, Affiliate or employee of MarineMax or a Dealer, excluding any amounts owed by Brunswick Corporation or its Subsidiaries; (iv) losses since the end of such fiscal year; and (vi) interest in the cash surrender value of officer's or shareholder's life insurance policies.

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
         "INDEBTEDNESS" shall mean (i) debt for borrowed money or for the deferred purchase price of property or services in respect of which MarineMax or any of its Subsidiaries are liable as obligor or otherwise or assures a creditor against loss, (ii) obligations under any leases which have been or in accordance with GAAP should be recorded as capitalized leases ("CAPITALIZED LEASES")upon which obligations MarineMax or any of its Subsidiaries are liable, and (iii) unfunded obligations of MarineMax or any of its Subsidiaries under a "multiemployer plan," as such term is defined under the Employment Retirement Security Act of 1974, as amended ("ERISA"), required to be accrued by GAAP.

         "CAPITAL EXPENDITURES" shall mean all expenditures, or agreements for expenditures, for fixed assets, improvements or replacements, or substitutions or additions thereto, which have a useful life of more than one year, including, without limitation, the direct or indirect acquisition of assets by way of increased product or services charges, offset items or otherwise, and includes payments under Capitalized Leases.

         "SUBORDINATED DEBT" shall mean Indebtedness of MarineMax and its subsidiaries on a consolidated basis which is fully subordinated to all Liabilities to TCFC in a manner reasonably satisfactory to TCFC.

6.7 NOTICE OF CONTINGENCIES. Forthwith upon learning of the occurrence of any of the following, MarineMax shall furnish TCFC written notice describing the same and the steps being taken by MarineMax with respect thereto: (i) any expected uncollectibility of, material delay in collection of, or other impairment of any material Eligible Account, (ii) the occurrence of a material Default or an event, which with notice or lapse of time or both, would constitute a material Default, (iii) the institution or threatened institution of, or any adverse determination or materially adverse development in, any litigation, arbitration, governmental or other proceeding which, if adversely determined, would result in a Material Adverse Change or the ability of MarineMax to perform its obligations in connection with this Agreement or the Other Agreements, (iv) notice from a governmental Person that MarineMax's or a Dealer's operations violate any applicable Law in any material respect, or (v) any event which has resulted or may result in a Material Adverse Change.

6.8 TAXES. MarineMax shall promptly file all tax returns required by Law and pay all taxes, fees and other governmental charges for which it is liable.

6.9 ADDITIONAL AFFIRMATIVE COVENANTS. MarineMax and each Dealer shall comply with all other covenants, if any, set forth in Schedule 6.9.

6.10 INDEMNIFICATION. To the fullest extent not prohibited by applicable Law, MarineMax and each Dealer shall jointly and severally indemnify TCFC and each of its officers, directors, employees and agents ("INDEMNITIES") from and against any and all claims, losses, liabilities, costs (including, without limitation, all documentary, recording, filing, mortgage or other stamp taxes or duties), and expenses (including reasonable attorneys' fees) (irrespective of whether such Indemnity is a party to the action for which indemnification is sought) (the "INDEMNIFIED LIABILITIES"), incurred by Indemnities or any of them as a result, or arising out of or relating to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or involving any Loan, or (ii) the execution, delivery, performance or enforcement of this Agreement or the Other Agreements, except for any Indemnified Liabilities arising on account of the relevant Indemnitees' s negligence, gross negligence or willful misconduct. Obligations provided for in this Section 6.10 shall survive termination of this Agreement and shall not be reduced or impaired by any investigation made by or on behalf of TCFC or any other Indemnity.

SECTION 7. NEGATIVE COVENANTS. Unless TCFC otherwise consents in writing, each Dealer shall comply with the agreements in this Section 7.

7.1 CORPORATE STRUCTURE. MarineMax and each Dealer may without the prior written consent of TCFC, (i) recapitalize, dissolve or be a party to any merger or consolidation or acquire all or substantially all of the assets of any other Person ; or (ii) amend its certificate or articles of incorporation, (except to effect a change in its corporate name for which it must notify TCFC pursuant to
Section 5.3 and provide TCFC with such financing statements as TCFC may request and an exact copy of the amendment) provided that such event under subsection
(i) or (ii) above would not on a pro forma basis result in a material breach by MarineMax or any Dealer of any other terms and provisions of this Agreement, (and further provided, that any breach of a financial covenant hereunder would automatically be deemed to be material for these purposes).

7.2 INDEBTEDNESS. Each Dealer shall not without the prior written consent of TCFC, which will not be unreasonably withheld: (i) incur or permit to exist any Indebtedness except for Liabilities to TCFC, deferred taxes, current accounts payable arising in the ordinary course of business and not overdue, and non-current accounts payable which such Dealer is contesting in good faith by appropriate proceedings; or (ii) guarantee, endorse or become responsible for obligations of any other Person or incur any contingent obligation other than endorsements of negotiable instruments for collection in the ordinary course of business.

7.3 DISPOSAL OF COLLATERAL. Each dealer shall not sell, lease, transfer, assign or otherwise dispose of any of the Collateral except for (A) the sale (not subject to a repurchase obligation or return right) of Inventory at retail in the ordinary course of business; (B) sales or transfers of Inventory to Affiliates (except MarineMax) , and (C) transfers of Accounts (which are due to Dealers from Sellers or manufacturers) to Affiliates, except for Accounts which are included in the Borrowing Base, subject to the other provisions of this Agreement.

7.4 ENCUMBRANCES. Except for the security interest granted by each Dealer to TCFC pursuant to this Agreement, each Dealer shall not create, incur, assume or suffer to exist any Lien other than those set forth on Schedule 7.4 or consented to in writing by TCFC ("PERMITTED LIENS").

SECTION 8. APPLICATION OF PAYMENTS. In the event of a Default, notwithstanding any provision of this Agreement or in any Other Agreement, MarineMax and each Dealer waive the right to direct the application of any and all payments received by TCFC from MarineMax and each Dealer or with respect to any Collateral. In the event of a Default, TCFC shall have the continuing exclusive right to apply and reapply any and all payments received, whether with respect to the Collateral or otherwise, against Liabilities to TCFC in such manner as TCFC may reasonably deem advisable, notwithstanding any entry by TCFC upon any of its books and records.


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
SECTION 9.  DEFAULT AND REMEDIES.

9.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a "DEFAULT:

         (a) Any material warranty of MarineMax or any Dealer to TCFC is now or hereafter materially breached or any representation, statement, report or certificate made or delivered to TCFC by MarineMax or any of MarineMax's officers, employees or agents is now or hereafter materially incorrect, false, untrue or misleading in any material respect;

         (b) Any failure by MarineMax or any Dealer to promptly repay any Liabilities to TCFC when due or declared to be due and such failure is not cured within 10 days of receipt of written notice thereof to MarineMax (during which period following the giving of such notice TCFC shall not be obligated to make any additional Loans hereunder);

         (c) Any failure by MarineMax or any Dealer to materially perform or comply with, or if MarineMax or any Dealer shall otherwise materially breach, any provision of this Agreement or any Other Agreement and such failure is not cured within 30 days of receipt of written notice thereof to MarineMax, provided that if such failure is subject to cure and such cure is diligently being pursued by MarineMax or such Dealer at the end of such 30 day period, then as long as such efforts to cure continue to be diligently pursued, MarineMax and such Dealer shall have an additional 60 days thereafter to complete such cure;

         (d) MarineMax or a Dealer shall materially default under or shall fail to promptly perform or comply with any material provision of any agreement now or hereafter existing with any third party ; or if any such failure to perform or comply, which, if not performed, would result in a Material Adverse Change; or any letter of credit or other obligation of any Dealer with respect to any Liabilities or the Collateral shall terminate or not be renewed at least 30 days prior to its stated expiration or maturity;

         (e) Any amount in excess of $1,000,000 of the Collateral shall become the subject of a levy, assessment, attachment, seizure or Lien which impairs its value, the prospect of payment or performance, or the priority of TCFC's security interest, and such levy, assessment, attachment, seizure or Lien is not cured, satisfied or discharged within 10 days, and further provided, however, that any Collateral subject to any such levy, assessment, attachment, seizure or Lien shall no longer be considered as an Eligible Account or Eligible Inventory until and unless such levy, assessment, attachment, seizure or Lien is cured, satisfied, or discharged and then only to the extent that such Collateral still satisfies the criteria for an Eligible Account or Eligible Inventory;

         (f) Dissolution, termination of existence, insolvency or business failure of MarineMax; ; or appointment of a receiver, trustee or custodian, for all or any part of the property of, general assignment for the benefit of creditors by, or the commencement of any proceeding by or against MarineMax under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law of any jurisdiction;

         (g) MarineMax or any Dealer shall conceal, remove or permit to be concealed or removed any material part of its property with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar Law;

         (h) A Material Adverse Change shall occur; or

         (i) TCFC in good faith believes that prospect of payment of any Liabilities to TCFC is impaired or deems itself insecure.

9.2      REMEDIES.

         (a) Upon or at any time after the occurrence of a Default, TCFC, at its option, may do any one or more of the following: (i) cease advancing money, or extending credit to or for the benefit of Dealers under this Agreement and any Other Agreement; (ii) terminate this Agreement; (iii) accelerate and declare all or any part of the Liabilities to TCFC to be immediately due and payable, ; (iv) take possession of any or all of the Collateral wherever it may be found, and for that purpose MarineMax or Dealers authorize TCFC without judicial process to enter onto any of Dealers' premises without hindrance to search for, take possession of, and keep, store, sell or remove any or all of the Collateral; (v) require MarineMax or Dealers to assemble any or all of the Collateral and make it available to TCFC at a place or places designated by TCFC reasonably convenient to TCFC and Dealers, and to remove the Collateral to such locations as TCFC may deem advisable; (vi) complete processing or repair of all or any portion of the Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, TCFC shall have the right to use MarineMax or any Dealer's premises, Equipment and any and all other property without charge;
(vii) sell, ship, reclaim, lease or otherwise dispose of all or any portion of the Collateral in its condition at the time TCFC obtains possession or after further manufacturing, processing or repair, at any one or more public and/or private sale(s) (including, without limitation, execution sales), in lots or in bulk, for cash or otherwise, and any notification shall be deemed reasonably and properly given if sent at least 10 days before a disposition of any Collateral, (and any such notice may be given to MarineMax individually and as agent for all Dealers) ); and Dealers agree that sale at wholesale of any of the Collateral will be a commercially reasonable disposition and that TCFC may purchase all or any part of the Collateral at public sale and in lieu of actual payment of such purchase price, may set-off the amount thereof against Liabilities to TCFC;
(viii) demand payment of, and collect any Accounts and other Collateral and, in connection therewith, each Dealer irrevocably authorizes TCFC to endorse or sign such Dealer's name on all collections, receipts, Instruments and other documents, to take possession of and open mail addressed to such Dealer and remove therefrom payments made with respect to Collateral or Proceeds thereof, and, in TCFC's sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; and (ix) TCFC shall have the right to obtain access to any of any MarineMax or Dealer's data processing equipment, computer hardware and software relating to the Collateral and, subject to the terms of any licenses with third parties, to use all of the foregoing and information contained therein in any manner TCFC deems appropriate.

         (b) Reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by TCFC with respect to the foregoing shall become part of Liabilities to TCFC, be due on demand, and bear interest at the Default Rate.

         (c) Anything contained herein to the contrary notwithstanding, upon the occurrence of a Default described in Section 9.1(f) or 9.1(g), all Liabilities to TCFC, including without limitation, accrued interest thereon shall become immediately due and payable without notice or election by TCFC.

9.3 REMEDIES CUMULATIVE. In addition to rights and remedies set forth in this Agreement, TCFC shall have all rights and remedies accorded a secured party under the UCC and other applicable Laws and in any other agreement or document now or hereafter executed by MarineMax and Dealers for TCFC's benefit. All rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by TCFC of one or more rights or remedies shall

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
not be deemed an election, nor bar TCFC from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of TCFC to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all Liabilities to TCFC have been fully paid and performed.

9.4 RECOVERED PAYMENTS. To the extent MarineMax or any Dealer makes a payment to TCFC or TCFC enforces its security interest or exercises a right of setoff, and such payment or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or exercise had not occurred.

SECTION 10.  POWER OF ATTORNEY.

10.1 POWER OF ATTORNEY. MarineMax and each Dealer hereby grants to TCFC an irrevocable power of attorney coupled with an interest, authorizing and permitting TCFC, at its option but without obligation, at MarineMax's and such Dealer's sole expense, in such Dealer's name or otherwise, to the extent reasonably determined by TCFC to be necessary or advisable in order to carry out TCFC's rights or remedies to do any or all of the following: (a) execute on behalf of any Dealer any financing statement or any continuation or amendment thereof and any other agreement or document that TCFC may, in its reasonable discretion, deem advisable in order to perfect or maintain TCFC's security interest in the Collateral or other property intended to constitute Collateral; or (b) subsequent to a Default and during the continuance of such Default, to do any of the following: (i) pay, contest or settle any Lien with respect to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (ii) demand payment of Accounts, enforce payment of Accounts constituting Collateral by legal proceedings or otherwise, and enforce any and all rights of Dealers in Accounts; grant extensions of time to pay, compromise claims and settle Accounts constituting Collateral for less than face value and execute all releases and other documents in connection therewith; (iii) settle and adjust, and give releases of, any claim under any insurance policy that relates to any of the Collateral and obtain payment therefor, and make all determinations and decisions as they may relate to Collateral with respect to any such policy as to and endorse MarineMax's or such Dealer's name on any Instrument or other item of payment or the proceeds of such policy; and (iv) take any action or pay any sum required of MarineMax or such Dealer pursuant to this Agreement, and any other present or future agreements between TCFC, MarineMax, and Dealers and do all acts and things which are reasonably necessary to fulfill MarineMax or Dealers' obligations under this Agreement. Notwithstanding the above provisions, the grant by MarineMax of a power of attorney under this section 10.1 is limited to only those powers or actions as described above as may be reasonably necessary for TCFC to exercise the above described powers or perform the above described actions with respect to Collateral.
SECTION 11.  TERM AND TERMINATION.

11.1 TERM AND TERMINATION. The term of this Agreement, unless sooner terminated as provided in this Agreement, shall be for two years from the date of this Agreement and from year to year thereafter until terminated at the end of the second year or any subsequent one-year renewal period of such term by either party by at least 60 days prior written notice to the other; provided MarineMax may terminate this Agreement at any time by at least 90 days prior written notice to TCFC, with such notice (and such notice maybe given by MarineMax individually and as agent for all other Dealers). Any notice given to TCFC by MarineMax shall be on behalf of all Dealers. Upon termination of this Agreement, all Liabilities to TCFC shall become immediately due and payable without notice or demand. Upon any termination, MarineMax and each Dealer shall remain liable to TCFC for all Liabilities to TCFC, including without limitation interest, fees, charges and expenses arising prior to or after the effective date of termination, and all of TCFC's rights and remedies and its security interest shall continue until all Liabilities to TCFC are paid and all obligations of, each Dealer are performed in full.

SECTION 12.   GENERAL.

12.1 NOTICES. All notices to be given under this Agreement shall be in writing and shall be served either personally or by depositing the same with a reputable overnight courier with charges prepaid or provided for, or in the United States mail, first-class postage prepaid, by ordinary, registered or certified mail, addressed to TCFC or addressed to MarineMax at its respective chief executive office shown on their respective signature page hereto or at any other address as shall be designated by one party in a written notice to the other party. Any such notice shall be deemed to have been given upon delivery in the case of personal delivery, one Business Day after being so deposited with a reputable overnight courier, or 3 Business Days after being so deposited in the United States mail, except that any notice of change of address shall not be effective until actually received. In addition, notice may be sent by facsimile transmission, which shall be effective upon confirmation to the sender that such transmission was received, provided a hard copy of such notice is sent within 24 hours of such transmission.

12.2 ATTORNEYS' FEES AND COSTS. MarineMax and Dealers shall pay TCFC the amount of (i) all reasonable fees, costs and expenses (including reasonable attorneys' fees of TCFC's in house and outside counsel) incurred by TCFC in collecting Liabilities to TCFC, enforcing, protecting or perfecting TCFC's security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement or any Other Agreement excluding preparation of this Agreement or any amendment or modification of this Agreement,; (ii) all reasonable fees, costs and expenses (including reasonable attorneys' fees) incurred upon appeal; and (iii) all reasonable expenses, costs and charges relating to any of the foregoing, including reasonable fees of paralegal and other staff of TCFC's attorneys.

12.3 BENEFIT. This Agreement and documents contemplated hereby shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither MarineMax nor any Dealer may assign any of its rights under this Agreement without the prior written consent of TCFC, such consent not to be unreasonably withheld, and any prohibited assignment shall be void. References herein to TCFC shall be deemed to refer to TCFC and its successors and assigns. No consent by TCFC to any assignment shall relieve MarineMax or Dealers from their respective liability for any Liabilities to TCFC or any other obligation unless expressly granted by TCFC in writing.

12.4     NON-WAIVER BY TCFC.

         (a) The failure of TCFC at any time to require MarineMax or Dealers strictly to comply with any of the provisions of this Agreement or any Other Agreement shall not waive or diminish any right of TCFC thereafter to demand and receive strict compliance therewith or with any other provision; and any waiver of any breach shall not waive or affect any other breach, whether prior or subsequent thereto and whether of the same or a different type. None of the provisions of this Agreement or any Other Agreement shall be deemed waived by any act or knowledge of TCFC or its agents or employees, but only by a specific written waiver signed by an agent of TCFC and delivered to MarineMax.

         (b) TCFC shall have the right to seek recourse against any one or more of MarineMax or Dealers , and no election by TCFC to seek recourse against less than all such parties shall constitute a waiver of TCFC's right to seek recourse against the others.

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
         (c) Time is of the essence in the performance of all of Dealers' obligations under this Agreement.

12.5     WAIVERS BY DEALERS.

         (a) MarineMax and each Dealer waives: (i) notice of the creation, renewal or accrual of any Liabilities to TCFC or of TCFC's reliance upon MarineMax's or any Dealer's agreements, representations and warranties in this Agreement; (ii) except as provided in this Agreement or any Other Agreement, demand of payment, protest, notice of protest, notice of default or dishonor, notice of payment, (iii) any notice of any action taken or to be taken by TCFC unless expressly required by this Agreement or applicable law; (iv) any right of contribution from MarineMax or any Dealer; (v) any right to require TCFC to institute any action or suit or to exhaust TCFC's rights and remedies against any Collateral or MarineMax or any Dealer before proceeding against MarineMax or such Dealer; and (vi) any obligation of TCFC to marshal any assets in favor of MarineMax or any Dealer.

         (b) MarineMax and each Dealer consents that TCFC may, without in any manner affecting MarineMax and such Dealer's joint and several liability for any Liabilities to TCFC: (i) sell, release, surrender, modify, impair, exchange, substitute or extend the duration or the time for the performance or payment of any and all Collateral or other property, of any nature and from whomsoever received, held by TCFC as security for the payment or performance of any Liabilities to TCFC or MarineMax or any Dealer or any obligations of MarineMax or any Dealer; and (ii) settle, adjust or compromise any of TCFC's claims against MarineMax or such Dealer.

12.6 MARINEMAX'S AND DEALER'S COSTS; TCFC EXPENDITURES. All obligations of MarineMax or Dealers under this Agreement and the Other Agreements shall be performed at MarineMax or Dealers' sole cost and expense unless otherwise indicated in this Agreement. If MarineMax or Dealers shall fail to pay taxes, insurance, assessments, costs or expenses which MarineMax or Dealers' are required to pay under this Agreement, or fails to keep the Collateral free from Liens except for Permitted Liens, TCFC may, in its reasonable discretion upon 10 days prior written notice to MarineMax, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the Default Rate shall be part of the Liabilities to TCFC, payable on demand.

12.7 CUSTODY AND PRESERVATION OF COLLATERAL. TCFC shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if it takes such action for that purpose as Dealers shall request in writing, but failure by TCFC to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by TCFC to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not requested by Dealers, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

12.8 CREDIT INFORMATION. TCFC may at any time investigate or make inquiries of former or current creditors of any Dealer or other Persons.

12.9 SEVERABILITY. If any provision of this Agreement is held by any court of competent jurisdiction to be invalid or otherwise unenforceable, such defect shall not affect any other provision and the remainder of this Agreement shall be effective as though such defective provision had not been a part of this Agreement.

12.10 SINGULAR/PLURAL MEANING. The meaning of all terms used in this Agreement shall be equally applicable to both singular and plural forms of such terms unless the context otherwise requires.

12.11 AMENDMENT. The provisions of this Agreement may not be waived, altered, modified or amended except in a writing executed by duly authorized officer of MarineMax and Dealers and a duly authorized agent or officer of TCFC.

12.12 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS, EXCEPT THAT QUESTIONS AS TO PERFECTION OF TCFC'S SECURITY INTEREST AND THE EFFECT OF PERFECTION OR NON-PERFECTION SHALL BE GOVERNED BY THE LAW WHICH WOULD BE APPLICABLE EXCEPT FOR THIS SECTION.

12.13 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH WAIVE ANY RIGHT TO A TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR COUNTERCLAIM ARISING UNDER OR IN ANY WAY RELATED TO THIS AGREEMENT, AND UNDER ANY THEORY OF LAW OR EQUITY, WHETHER NOW EXISTING OR HEREAFTER ARISING.

12.14 SUBMISSION TO JURISDICTION; WAIVER OF BOND. MarineMax and each Dealer consents to the non-exclusive jurisdiction of any federal, state or municipal court located within the State of Illinois and waives any objection which MarineMax or such Dealer may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court. MarineMax and each Dealer waives, to the extent permitted by law, any bond or surety or security upon such bond which might, but for this waiver, be required of TCFC. Nothing contained in this section shall affect the right of TCFC to bring any action or proceeding against MarineMax or any Dealer or its property in the courts of any other jurisdiction.

12.15 SAVINGS PROVISIONS. All agreements between TCFC and MarineMax and each Dealer, whether now existing or hereafter arising, and whether written or oral, are hereby limited by this section. In no contingency, whether by reason of acceleration or the maturity of the amounts due hereunder or otherwise, shall interest contracted for, charged, received, paid or agreed to be paid to TCFC exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to TCFC in excess of the maximum lawful amount, the interest shall be reduced to the maximum amount permitted under applicable law; and if, from any circumstance, TCFC shall have received anything of value deemed interest by applicable law, in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of Liabilities to TCFC and not to the payment of interest, or if such excess interest exceeds the unpaid balance of the principal amount of Liabilities to TCFC, such excess shall be refunded to MarineMax and Dealers. All interest paid or agreed to be paid to TCFC, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of this Agreement until payment in full of all principal obligations owing by MarineMax and Dealers so that interest for such full term shall not exceed the maximum amount permitted by applicable law.

12.16 INTEGRATION. THIS AGREEMENT AND THE OTHER WRITINGS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS

                                    10 of 16

BETWEEN THE PARTIES. NOTWITHSTANDING THE ABOVE PROVISIONS, THIS AGREEMENT IS NOT INTENDED TO SUPERSEDE THAT CERTAIN INVENTORY SECURITY AGREEMENT ENTERED INTO BY AND BETWEEN TCFC AND MARINEMAX TX, L.P. DATED MARCH 18,1999.

12.17 EFFECTIVENESS. This Agreement shall not become an agreement between the parties until accepted by TCFC in Illinois. MarineMax and Dealers waive notice of such acceptance.

Dated:  March 18,1999.

Accepted in Illinois:

TRANSAMERICA COMMERCIAL FINANCE CORPORATION

By:       /s/ Christopher C. Meals
         --------------------------------------------------

Its:      Vice President - Credit
         --------------------------------------------------


                                    11 of 16

                         SIGNATURE PAGE AS TO MARINEMAX



ATTEST:
(or witness)

/s/ Gilbert L. Rudolph                                         MarineMax, Inc.
-----------------------------------------------------------    ---------------------------------------------------------------------
Title                                                          (Name of corporation, partnership or individual)
         Witness

                                                               By:         /s/ Michael H. McLamb
                                                                           ---------------------------------------------------------

                                                               Title:      Vice President and Chief Financial Officer
                                                                           ---------------------------------------------------------

                                                               Tax ID No:
                                                                           ---------------------------------------------------------

                                                               Dealer's Chief Executive Office and Principal Place of Business:

                                                               18167 US 19 North, Suite 499
                                                               ---------------------------------------------------------------------
                                                               Clearwater, Fl. 33764


                                                               ---------------------------------------------------------------------


                                                               ---------------------------------------------------------------------


                                                               Dealer is a corporation organized and existing under the laws of the
                                                               State of Delaware.

This signature page is part of the foregoing Accounts Receivable and Financing Agreement of MarineMax and the Dealers listed therein with Transamerica Commercial Finance Corporation dated March 18, 1999.


                                    12 of 16

                        SIGNATURE PAGE AS TO EACH DEALER



ATTEST:                                                        DEALER
(or witness)


/s/ Gilbert L. Rudolph                                       Harrison's Boat Center, Inc.
-----------------------------------------------------------    ---------------------------------------------------------------------
Title                                                          (Name of corporation, partnership or individual)
Witness

                                                               By:         /s/ Michael H. McLamb
                                                                           ---------------------------------------------------------

                                                               Title:      Assistant Treasurer
                                                                           ---------------------------------------------------------

                                                               Tax ID No:
                                                                           ---------------------------------------------------------

                                                               Dealer's Chief Executive Office and Principal Place of Business:

                                                               1928 Twin View Blvd.
                                                               ---------------------------------------------------------------------
                                                               Redding, Ca. 96003


                                                               ---------------------------------------------------------------------


                                                               ---------------------------------------------------------------------

                                                               Dealer is a corporation organized and existing under the laws of the
                                                               State of California.

This signature page is part of the foregoing Accounts Receivable and Financing Agreement of MarineMax and the Dealers listed therein with Transamerica Commercial Finance Corporation dated March 18, 1999.


                                    13 of 16

                        SIGNATURE PAGE AS TO EACH DEALER



ATTEST:                                                        DEALER
(or witness)

/s/ Gilbert L. Rudolph                                         Harrison's Marine Center's of Arizona, Inc.
-----------------------------------------------------------    ---------------------------------------------------------------------
Title                                                          (Name of corporation, partnership or individual)
Witness

                                                               By:         /s/ Michael H. McLamb
                                                                           ---------------------------------------------------------

                                                               Title:      Vice President
                                                                           ---------------------------------------------------------

                                                               Tax ID No:
                                                                           ---------------------------------------------------------

                                                               Dealer's Chief Executive Office and Principal Place of Business:

                                                               1840 East Broadway Rd.
                                                               ---------------------------------------------------------------------
                                                               Tempe, AZ. 85282
                                                               ---------------------------------------------------------------------

                                                               Dealer is a corporation organized and existing under the laws of the
                                                               State of Arizona.

This signature page is part of the foregoing Accounts Receivable and Financing Agreement of MarineMax and the Dealers listed therein with Transamerica Commercial Finance Corporation dated March 18, 1999.


                                    14 of 16

                        SIGNATURE PAGE AS TO EACH DEALER



ATTEST:                                                        DEALER
(or witness)


/s/ Gilbert L. Rudolph                                         MarineMax, of Las Vegas, Inc.
-----------------------------------------------------------    ---------------------------------------------------------------------
Title                                                          (Name of corporation, partnership or individual)
Witness

                                                               By:         /s/ Michael H. McLamb
                                                                           ---------------------------------------------------------

                                                               Title:      Assistant Treasurer
                                                                           ---------------------------------------------------------

                                                               Tax ID No:
                                                                           ---------------------------------------------------------

                                                               Dealer's Chief Executive Office and Principal Place of Business:

                                                               3800 Boulder Highway
                                                               ---------------------------------------------------------------------
                                                               Las Vegas, Nevada 89121
                                                               ---------------------------------------------------------------------

                                                               Dealer is a corporation organized and existing under the laws of the
                                                               State of Delaware.

This signature page is part of the foregoing Accounts Receivable and Financing Agreement of MarineMax and the Dealers listed therein with Transamerica Commercial Finance Corporation dated March 18, 1999.


                                    15 of 16

                        SIGNATURE PAGE AS TO EACH DEALER



ATTEST:                                                        DEALER
(or witness)


/s/ Gilbert L. Rudolph                                         MarineMax TX L.P., a Texas limited partnership
-----------------------------------------------------------    ---------------------------------------------------------------------
Title                                                          (Name of corporation, partnership or individual)
Witness

                                                               By:     Dumas GP, L.L.C., a Delaware limited liability company
                                                                       -------------------------------------------------------------
                                                               Its:    General Partner
                                                                       -------------------------------------------------------------

                                                               By:     11502 Dumas, Inc. a Nevada corporation
                                                                       -------------------------------------------------------------
                                                               Its:    Sole Member
                                                                       -------------------------------------------------------------

                                                               By:     /s/ Michael H. McLamb
                                                                       -------------------------------------------------------------
                                                                       Name:  Michael H. McLanb
                                                               Title:  Vice President
                                                                       -------------------------------------------------------------

                                                               Tax ID No:
                                                                          ----------------------------------------------------------

                                                               Dealer's Chief Executive Office and Principal Place of Business:

                                                               2551 South Shore Harbour Blvd.  Suite C
                                                               ---------------------------------------------------------------------
                                                               League City, TX. 77573
                                                               ---------------------------------------------------------------------

                                                               Dealer is a  limited liability company  organized and existing under the laws of the State of Texas.

This signature page is part of the foregoing Accounts Receivable and Financing Agreement of MarineMax and the Dealers listed therein with Transamerica Commercial Finance Corporation dated March 18 , 1999.


                                    16 of 16

                                 SCHEDULE 2.4(a)

                         BORROWING BASE PERCENTAGES MENU



         For purposes of calculating the Borrowing Base with respect to the following classes of Eligible Inventory pursuant to Section 2.4(a), the following percentages shall apply:


         Class FS. New Inventory: (A) 100% of the cost (plus freight) of such new Inventory which is less than 1 year old from the original date of delivery from the manufacturer; (B) 90% of the cost (plus freight) of such new Inventory which is between one and two years old from the original date of delivery from the manufacturer; and (C) 72% of the cost (plus freight) of such New Inventory which is more than two years old from the original date of delivery from the manufacturer.

         Class U. Used Inventory. Used Inventory (defined as previously sold at retail) located on Dealer's premises: (A) the lesser of (i) the cost of such item or (ii) 80% of the most recent wholesale NADA or BUC value for such Inventory which has been held by MarineMax or a Dealer less than 181 days; and (B) the lesser of (i) the cost of such item or (ii) 72% of the most recent wholesale NADA or BUC book value for such Inventory which has been held by MarineMax or a Dealer between 181 days and one year, (provided, however, that no more than 25% of the Credit Limit may be utilized for outstanding Loans based upon this Class of Inventory) . .

         Class PT. Inventory of Parts. Parts Inventory, not including freight charges: 75% of the cost (less freight) of such Class of Inventory, (provided, however, that no more than 15% of the Credit Limit may be utilized for outstanding Loans based upon this Class of Inventory).

                                  SCHEDULE 2.10

                              FEES AND CHARGES MENU


RETURNED CHECK FEE:
Dealer shall pay TCFC a fee equal to $25 for any check of Dealer that TCFC submits for payment and is returned by the bank unpaid.

                                  SCHEDULE 3.9

                                  REPORTS MENU



MarineMax and each Dealer shall provide TCFC with the following additional reports, in form and substance satisfactory to TCFC, and such other reports as TCFC may request from time to time:


         Monthly Inventory reports as of the prior month end due by the 15th day of each month. Such reports shall contain a schedule of Inventory by cost, type, brand, model and location.

         Borrowing Base Certificates shall be submitted by the 15th day of each month, current as of the prior month end.

         Business Plan for each fiscal year, submitted no later than sixty (60) days prior to the end of the then current fiscal year. BUSINESS PLAN shall mean the projected balance sheet and profit and loss statement of MarineMax, prepared in accordance with GAAP, together with appropriate supporting details and a statement of underlying assumptions, all prepared by MarineMax's chief financial officer. MarineMax warrants each Business Plan is and will be the best available good faith estimate of MarineMax's management regarding the course of MarineMax's business for the period covered thereby. MarineMax also warrants each Business Plan, and the assumptions on which such Business Plan is based, shall be reasonable and realistic based on the current economic conditions.

                                  SCHEDULE 5.3

                                 DEALER'S NAMES


1.       Dealer: Harrison's Boat Center, Inc.
         a.       Legal names used in the past 5 years:
                  Harrison's Boat Center, Inc.
         b.       Trade names and trade styles used in the past 5 years:
                  Not Applicable.
         c.       Current legal name: Harrison's Boat Center, Inc.
         d.       Current trade names and trade styles: Not Applicable.

2.       Dealer: Harrison's Marine Centers of Arizona, Inc.
         a.       Legal names used in the past 5 years:
                  Harrison's Marine Centers of Arizona, Inc.
         b.       Trade names and trade styles used in the past 5 years:
                  Harrison's Marine Centers of Arizona
         c.       Current legal name:
                  Harrison's Marine Centers of Arizona, Inc.
         d.       Current trade names and trade styles:
                  Not Applicable.

3.       Dealer: MarineMax of Las Vegas, Inc.
         a.       Legal names used in the past 5 years:
                  MarineMax of Las Vegas, Inc.
         b.       Trade names and trade styles used in the past 5 years:
                  Sea Ray of Las Vegas
                  Ashley's SeaRay Boats
         c.       Current legal name: MarineMax of Las Vegas, Inc.
         d.       Current trade names and trade styles: Not Applicable.

4.       Dealer: MarineMax TX, L.P.
         a.       Legal names used in the past 5 years:
                  MarineMax TX, L.P.
                  11502 Dumas, Inc.
                  600 Del Lago Blvd., Inc.
                  9149 Wallisville Road Interests, Inc.
                  Airtex Interests, Inc.
                  Delhomme Realty, Inc.
                  Lake Lewisville Interests, Inc.
                  Nasa Road Interests, Inc.
                  Reeder Road Interests, Inc.
                  South Shore Interests, Inc.
         b.       Trade names and trade styles used in the past 5 years:
                  Louis Delhomme Marine - 11502 Dumas
                  Louis Delhomme Marine - Del Lago
                  Louis Delhomme Marine - Ft. Worth
                  Delhomme Service Center
                  Louis Delhomme Marine-Airtex
                  Louis Delhomme Marine - Lake Lewisville
                  Louis Delhomme Marine -  Nasa Road
                  Louis Delhomme Marine - Dallas
                  Louis Delhomme Marine - South Shore
         c.       Current legal name: MarineMax TX, L.P.
         d.       Current trade names and trade styles: Not Applicable.

                                  SCHEDULE 6.4

                                PLACE OF BUSINESS


1.       Dealership  - Harrison's Boat Center, Inc.
         Principal Place of Business:

         1928 Twin View Blvd.
         Redding, CA 96003
         Shasta County

         Other Store/Warehouse Locations:

         3753 Santa Rosa Avenue
         Santa Rosa, CA 95407
         Sonoma County

         3765 Main Street
         Oakley, CA 94561
         Contra Costa County

         18721 Old Oasis Road
         Redding, CA 96003
         Shasta County

         1285 Embarcadero
         Oakland, CA 94606
         Alameda County

         2159 El Camino Avenue
         Sacramento, CA 95821
         Sacramento County

         1371 Garden Hwy.
         Suite 150
         Sacramento, CA 95833
         Sacramento County

2.       Dealership  - Harrison's Marine Centers of Arizona, Inc.
         Principal Place of Business:

         1840 East Broadway Road
         Tempe, AZ 85282
         Maricopa County


3.       Dealership - MarineMax of Las Vegas, Inc. Principal Place of Business:

         3800 Boulder Highway
         Las Vegas, NV 89121
         Clark County

4.       Dealership - MarineMax TX, L.P. Principal Place of Business:

         2551 S. Shore Harbour Blvd., Suite C
         League City, TX 77573
         Galveston County

         Dealership - MarineMax TX, L.P.
         Other Store/Warehouse Locations:

         7940 West I-30
         Fort Worth, TX 76108
         Tarrant County

         15150 North Freeway
         Houston, TX 77090
         Harris County

         600 Del Lago Blvd.
         Montgomery, TX 77356
         Montgomery County

         1098 E. Hill Park Road
         Route 3
         Lewisville, TX 75056
         Denton County

         2332 NASA Road One
         Houston, TX 77058
         Harris County

         1491 E. Hill Park Road
         Route 3
         Lewisville, TX 75056
         Denton County

         9149 Wallisville Road
         Houston, TX 77029
         Harris County

         11502 Dumas Road
         Houston, TX 77034
         Harris County

                                  SCHEDULE 6.6

                            FINANCIAL COVENANTS MENU



MarineMax covenants and agrees that so long as any of the Liabilities to TCFC remain outstanding or this Agreement remains in effect, even if no Liabilities to TCFC are outstanding (such covenants shall be determined based upon MarineMax taken as a whole together with each of its Subsidiaries, based upon their consolidated financial statements):

         Indebtedness to Tangible Net Worth: MarineMax shall maintain a ratio of Indebtedness to Tangible Net Worth not to exceed (a)_5.5_ to 1.0, during the period of January through June of each calendar year, and
         (b) 2.75 to 1.0 during the period of July through December of each calendar year. Such covenant shall be measured quarterly .

         Current Ratio: MarineMax shall maintain a ratio of total current assets to total current liabilities of not less than (a) 1.1 to 1.0 during the period of January through June of each calendar year, (b) 1.15 to 1.0 during the period of July through September of each calendar year, and
         (c) 1.2 to 1.0, during the period of October through December of each calendar year. Such covenant shall be measured quarterly .

         Debt Coverage: MarineMax shall maintain a debt coverage ratio (defined as income before interest, taxes, depreciation and amortization to interest expense) of not less than 1.0 to 1.0, as measured on a rolling four quarter average. Such covenant shall be measured quarterly. .

         Profitibility: MarineMax shall achieve a net income after taxes, depreciation, amortization and distributions of at least (a) $13,500,000 for fiscal year 1999 and (b) $16,500,000 for fiscal year 2000.

                                  SCHEDULE 6.9

                        ADDITIONAL AFFIRMATIVE COVENANTS



         Certificates of Compliance. MarineMax shall provide TCFC an annual certificate from either MarineMax's chief financial officer or president containing a computation of, and showing compliance with, each of the financial covenants contained in Schedule 6.6 and to the effect that the Person signing such certificate has not become aware of any non-compliance by MarineMax, or any material Default or event, which with notice or lapse of time or both, would constitute a material Default.

                                  SCHEDULE 7.5

                                 PERMITTED LIENS



         (i) Liens to secure payment of taxes which are not yet due and payable or which are being contested in good faith.

         (ii) Deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure statutory or performance bonds in the ordinary course of business.

         (iii) Liens which, in TCFC's reasonable determination, do not materially impair the use or lessen the value of the Collateral.